Exhibit 99.1

Five9 Reports Third Quarter Revenue Growth of 30% to a Record $65.3 Million

37% Growth in LTM Enterprise Subscription Revenue
Eleventh Consecutive Quarter of Positive Operating Cash Flow at $9.4 Million
Raised 2018 Guidance for Both Revenue and Bottom Line
SAN RAMON, Calif. - November 6, 2018 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud contact center software for the digital enterprise, today reported results1 for the third quarter ended September 30, 2018.
Third Quarter 2018 Financial Results

•	Revenue for the third quarter of 2018 increased 30% to a record $65.3 million, compared to $50.1 million for the third quarter of 2017.

•	GAAP gross margin was 59.9% for the third quarter of 2018, compared to 59.1% for the third quarter of 2017.

•	Adjusted gross margin was 64.3% for the third quarter of 2018, compared to 63.1% for the third quarter of 2017.

•
GAAP net loss for the third quarter of 2018 was $(1.3) million, or $(0.02) per basic share, compared to GAAP net income of $0.9 million, or $0.02 per diluted share, for the third quarter of 2017. Included in the GAAP results for the third quarter of 2017 was a $2.1 million reversal of accrued disputed interest and penalties following a favorable ruling by the Universal Service Administration Company.

•
Non-GAAP net income for the third quarter of 2018 was $11.1 million, or $0.18 per diluted share, compared to non-GAAP net income of $2.6 million, or $0.04 per diluted share, for the third quarter of 2017.

•	Adjusted EBITDA for the third quarter of 2018 was $12.8 million, or a record 19.6% of revenue, compared to $5.2 million, or 10.3% of revenue, for the third quarter of 2017.

•	GAAP operating cash flow for the third quarter of 2018 was $9.4 million, compared to GAAP operating cash flow of $8.0 million for the third quarter of 2017.

1On January 1, 2018, Five9 adopted Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” using the modified retrospective transition method. While the financial results for the third quarter of 2018 are presented under ASC 606, financial results for the third quarter of 2017 are presented under ASC 605. A reconciliation of the financial results for the third quarter of 2018 under ASC 606 and ASC 605 is presented in the “Reconciliation of ASC 605 to ASC 606” table included in this release.

“Our third quarter results significantly exceeded our expectations. Revenue was a record $65.3 million, up 30% year-over-year, representing our fastest growth rate since Five9 went public in 2014. In the third quarter, we continued to execute crisply in a strong market and made solid progress on our strategic priorities, including building our talent bench, investing in R&D, and advancing our long-term investments. We are driving toward our goal of creating the world’s best self-learning intelligent contact center delivered through the cloud and powered by AI. Enterprise customers are recognizing the value of our innovative platform and our compelling vision for the future. That recognition was reinforced by Five9 being named as a leader both in the first ever Forrester Wave: Cloud Contact Center, and, for the fourth consecutive year, in the Gartner Magic Quadrant for Contact Center as a Service.”

- Rowan Trollope, CEO, Five9

Business Outlook
The guidance below includes the expected impact of the adoption of ASC 606.

•	For the full year 2018, Five9 expects to report:

•	Revenue in the range of $251.1 to $252.2 million, up from the prior guidance range of $244.5 to $246.5 million that was previously provided on August 6, 2018.

•
GAAP net loss in the range of $(6.7) to $(5.7) million, or $(0.12) to $(0.10) per basic share, compared to the prior guidance range of $(14.0) to $(12.0) million, or $(0.24) to $(0.20) per basic share, that was previously provided on August 6, 2018.

•
Non-GAAP net income in the range of $30.4 to $31.4 million, or $0.49 to $0.51 per diluted share, improved from the prior guidance range of $24.0 to $26.0 million, or $0.39 to $0.42 per diluted share, that was previously provided on August 6, 2018.

•	For the fourth quarter of 2018, Five9 expects to report:

•	Revenue in the range of $65.8 to $66.8 million.

•	GAAP net loss in the range of $(2.7) to $(1.7) million, or a loss of $(0.05) to $(0.03) per basic share.

•	Non-GAAP net income in the range of $8.0 to $9.0 million, or $0.13 to $0.14 per diluted share.

Conference Call Details
Five9 will discuss its third quarter 2018 results today, November 6, 2018, via teleconference at 4:30 p.m. Eastern Time. To access the call (ID 7616920), please dial: 888-204-4368 or 323-794-2423. An audio replay of the call will be available through November 20, 2018 by dialing 888-203-1112 or 719-457-0820 and entering access code 7616920. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K, and will be posted to our web site, prior to the conference call.
A webcast of the call will be available on the Investor Relations section of the Company’s website at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit by adding back the following items to gross profit: depreciation, intangibles amortization and stock-based compensation expense. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net income (loss): depreciation, amortization, interest expense, provision for income taxes, stock-based compensation expense, non-recurring litigation settlement costs, reversal of interest and penalties on accrued federal fees and interest income and other. We calculate non-GAAP operating income as operating income (loss) excluding stock-based compensation expense, intangibles amortization, reversal of interest and penalties on accrued federal fees and non-recurring litigation settlement costs. We calculate non-GAAP net income as GAAP net income (loss) excluding stock-based compensation expense, intangibles amortization, amortization of debt discount and issuance costs, amortization of discount and issuance costs on convertible senior notes, non-recurring litigation settlement costs, reversal of interest and penalties on accrued federal fees and non-cash adjustments on investment. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Five9 considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth herein and attached to this release.

Forward-Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Chief Executive Officer, including statements regarding Five9’s market position, business momentum, product positioning, enterprise customer views of the value of our products and vision for the future, the Company’s long-term goals, and the fourth quarter and full year 2018 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (iv) failure to adequately expand our sales force could impede our growth; (v) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) security breaches and improper access to or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and adversely affect our business; (vii) the markets in which we participate are highly competitive, and if we do not compete effectively, our operating results could be harmed; (viii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (ix) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully grow and manage these relationships could harm our business; (x) we are establishing a network of master agents and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (xi) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xii) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (xiii) any disruption, price increase or degradation in the third-party telecommunications and internet services used by our clients and their customers to connect to and use our cloud contact center software, could impair or reduce our clients’ use of our solution, cause us to lose clients and subject us to reputational harm as well as claims for credits or damages; (xiv) we have a history of losses and we may be unable to achieve or sustain profitability; (xv) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xvi) failure to comply with laws and regulations could harm our business and our reputation; and (xvii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent quarterly report on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud contact center software for the digital enterprise, bringing the power of cloud innovation to customers and facilitating more than three billion customer interactions annually. Five9 provides end-to-end solutions with omnichannel routing, analytics, WFO, and AI to increase agent productivity and deliver tangible business results. The Five9 platform is reliable, secure, compliant, and scalable; designed to create exceptional personalized customer experiences. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$79,619	$68,947
Marketable investments	200,007	—
Accounts receivable, net	23,903	19,048
Prepaid expenses and other current assets	7,962	4,840
Deferred contract acquisition costs	8,633	—
Total current assets	320,124	92,835
Property and equipment, net	22,909	19,888
Intangible assets, net	724	1,073
Goodwill	11,798	11,798
Other assets	962	2,602
Deferred contract acquisition costs — less current portion	19,599	—
Total assets	$376,116	$128,196

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,528	$4,292
Accrued and other current liabilities	14,144	11,787
Accrued federal fees	1,681	1,151
Sales tax liability	1,322	1,326
Notes payable	—	336
Capital leases	6,909	6,651
Deferred revenue	17,490	13,975
Total current liabilities	46,074	39,518
Convertible senior notes	193,664	—
Revolving line of credit	—	32,594
Sales tax liability — less current portion	884	1,044
Capital leases — less current portion	6,250	7,161
Other long-term liabilities	1,360	1,041
Total liabilities	248,232	81,358
Stockholders’ equity:
Common stock	59	57
Additional paid-in capital	283,055	222,202
Accumulated deficit	(155,230)	(175,421)
Total stockholders’ equity	127,884	46,838
Total liabilities and stockholders’ equity	$376,116	$128,196

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Revenue	$65,304	$50,081	$185,329	$144,822
Cost of revenue	26,179	20,497	75,695	60,741
Gross profit	39,125	29,584	109,634	84,081
Operating expenses:
Research and development	9,582	6,689	25,721	20,372
Sales and marketing	17,818	16,502	53,208	49,212
General and administrative	10,746	4,679	29,682	20,384
Total operating expenses	38,146	27,870	108,611	89,968
Income (loss) from operations	979	1,714	1,023	(5,887)
Other income (expense), net:
Interest expense	(3,595)	(865)	(6,783)	(2,635)
Interest income and other	1,352	118	1,956	326
Total other income (expense), net	(2,243)	(747)	(4,827)	(2,309)
Income (loss) before income taxes	(1,264)	967	(3,804)	(8,196)
Provision for income taxes	41	43	150	142
Net income (loss)	$(1,305)	$924	$(3,954)	$(8,338)
Net income (loss) per share:
Basic	$(0.02)	$0.02	$(0.07)	$(0.15)
Diluted	$(0.02)	$0.02	$(0.07)	$(0.15)
Shares used in computing net income (loss) per share:
Basic	58,454	55,310	57,790	54,579
Diluted	58,454	59,441	57,790	54,579

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2018	September 30, 2017
Cash flows from operating activities:
Net loss	$(3,954)	$(8,338)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,436	6,246
Amortization of premium on marketable investments	(317)	—
Provision for doubtful accounts	81	66
Stock-based compensation	20,991	10,703
Reversal of interest and penalties on accrued federal fees	—	(2,133)
Gain on sale of convertible note held for investment	(312)	—
Non-cash adjustment on investment	(40)	(233)
Amortization of debt discount and issuance costs	129	60
Amortization of discount and issuance costs on convertible senior notes	4,782	—
Accretion of interest	44	16
Others	(59)	(50)
Changes in operating assets and liabilities:
Accounts receivable	(4,931)	(3,406)
Prepaid expenses and other current assets	(2,755)	(1,861)
Deferred contract acquisition costs	(5,094)	—
Other assets	68	71
Accounts payable	307	1,409
Accrued and other current liabilities	2,575	1,774
Accrued federal fees and sales tax liability	366	95
Deferred revenue	3,910	3,676
Other liabilities	(75)	131
Net cash provided by operating activities	23,152	8,226
Cash flows from investing activities:
Purchases of marketable investments	(203,953)	—
Proceeds from maturities of marketable investments	4,047	—
Purchases of property and equipment	(4,503)	(1,809)
Proceeds from sale of convertible note held for investment	1,923	—
Net cash used in investing activities	(202,486)	(1,809)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $8,036	250,714	—
Payments for capped call transactions	(31,412)	—
Proceeds from exercise of common stock options	7,111	3,280
Proceeds from sale of common stock under ESPP	2,884	1,800
Repayments on revolving line of credit	(32,594)	—
Payments of notes payable	(318)	(547)
Payments of capital leases	(6,379)	(5,708)
Net cash provided by (used in) financing activities	190,006	(1,175)
Net increase in cash and cash equivalents	10,672	5,242
Cash and cash equivalents:
Beginning of period	68,947	58,122
End of period	$79,619	$63,364

FIVE9, INC.
RECONCILIATION OF ASC 605 TO ASC 606 P&L ITEMS - GAAP
(In thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended
	September 30, 2018
	ASC 605	Adjustments	ASC 606
Revenue	$65,041	$263	$65,304
Cost of revenue	26,040	139	26,179
GAAP gross profit	39,001	124	39,125
GAAP gross margin	60.0%		59.9%
Operating expenses:
Research and development	9,582	—	9,582
Sales and marketing	19,574	(1,756)	17,818
General and administrative	10,746	—	10,746
Total operating expenses	39,902	(1,756)	38,146
GAAP income (loss) from operations	(901)	1,880	979
GAAP Operating Margin	(1.4)%		1.5%
Other income (expense), net	(2,243)	—	(2,243)
Loss before income taxes	(3,144)	1,880	(1,264)
Provision for income taxes	41	—	41
GAAP net loss	$(3,185)	$1,880	$(1,305)
Net loss per share:
Basic and diluted	$(0.05)	$0.03	$(0.02)
Shares used in computing net loss per share:
Basic and diluted	58,454	—	58,454

FIVE9, INC.
RECONCILIATION OF ASC 605 TO ASC 606 P&L ITEMS - NON-GAAP
(In thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended
	September 30, 2018
	ASC 605	Adjustments	ASC 606
Revenue	$65,041	$263	$65,304
Cost of revenue	23,159	139	23,298
Adjusted gross profit	41,882	124	42,006
Adjusted gross margin	64.4%		64.3%
Operating expenses:
Research and development	6,952	—	6,952
Sales and marketing	17,931	(1,756)	16,175
General and administrative	6,106	—	6,106
Total operating expenses	30,989	(1,756)	29,233
Adjusted EBITDA	10,893	1,880	12,773
Adjusted EBITDA margin	16.7%		19.6%
Depreciation	2,550	—	2,550
Non-GAAP operating income	8,343	1,880	10,223
Non-GAAP operating margin	12.8%		15.7%
Other income (expense), net	895	—	895
Income before income taxes	9,238	1,880	11,118
Provision for income taxes	41	—	41
Non-GAAP net income	$9,197	$1,880	$11,077

Non-GAAP net income per share:
Basic	$0.16	$0.03	$0.19
Diluted	$0.15	$0.03	$0.18
Shares used in computing non-GAAP net income per share:
Basic	58,454	—	58,454
Diluted	61,997	—	61,997

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

GAAP gross profit	$39,125	$29,584	$109,634	$84,081
GAAP gross margin	59.9%	59.1%	59.2%	58.1%
Non-GAAP adjustments:
Depreciation	1,933	1,310	5,415	4,426
Intangibles amortization	88	87	264	263
Stock-based compensation	860	599	2,391	1,608
Adjusted gross profit	$42,006	$31,580	$117,704	$90,378
Adjusted gross margin	64.3%	63.1%	63.5%	62.4%

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

GAAP net income (loss)	$(1,305)	$924	$(3,954)	$(8,338)
Non-GAAP adjustments:
Depreciation and amortization	2,667	1,881	7,436	6,246
Stock-based compensation	8,869	3,720	20,991	10,703
Interest expense	3,595	865	6,783	2,635
Interest income and other	(1,352)	(118)	(1,956)	(326)
Legal settlement	—	—	—	1,700
Legal and indemnification fees related to settlement	258	—	499	135
Reversal of interest and penalties on accrued federal fees (G&A)	—	(2,133)	—	(2,133)
Provision for income taxes	41	43	150	142
Adjusted EBITDA	$12,773	$5,182	$29,949	$10,764
Adjusted EBITDA as % of revenue	19.6%	10.3%	16.2%	7.4%

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Income (loss) from operations	$979	$1,714	$1,023	$(5,887)
Non-GAAP adjustments:
Stock-based compensation	8,869	3,720	20,991	10,703
Intangibles amortization	117	115	349	349
Legal settlement	—	—	—	1,700
Legal and indemnification fees related to settlement	258	—	499	135
Reversal of interest and penalties on accrued federal fees (G&A)	—	(2,133)	—	(2,133)
Non-GAAP operating income	$10,223	$3,416	$22,862	$4,867

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

GAAP net income (loss)	$(1,305)	$924	$(3,954)	$(8,338)
Non-GAAP adjustments:
Stock-based compensation	8,869	3,720	20,991	10,703
Intangibles amortization	117	115	349	349
Amortization of debt discount and issuance costs	89	20	129	60
Amortization of discount and issuance costs on convertible senior notes	3,049	—	4,782	—
Legal settlement	—	—	—	1,700
Legal and indemnification fees related to settlement	258	—	499	135
Reversal of interest and penalties on accrued federal fees (G&A)	—	(2,133)	—	(2,133)
Non-cash adjustment on investment	—	(72)	(352)	(233)
Non-GAAP net income	$11,077	$2,574	$22,444	$2,243
GAAP net income (loss) per share:
Basic	$(0.02)	$0.02	$(0.07)	$(0.15)
Diluted	$(0.02)	$0.02	$(0.07)	$(0.15)
Non-GAAP net income per share:
Basic	$0.19	$0.05	$0.39	$0.04
Diluted	$0.18	$0.04	$0.37	$0.04
Shares used in computing GAAP net income (loss) per share:
Basic	58,454	55,310	57,790	54,579
Diluted	58,454	59,441	57,790	54,579
Shares used in computing non-GAAP net income per share:
Basic	58,454	55,310	57,790	54,579
Diluted	61,997	59,441	61,191	58,916

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2018			September 30, 2017
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$860	$1,933	$88	$599	$1,310	$87
Research and development	2,352	278	—	797	182	—
Sales and marketing	1,613	1	29	1,084	2	28
General and administrative	4,044	338	—	1,240	272	—
Total	$8,869	$2,550	$117	$3,720	$1,766	$115

	Nine Months Ended
	September 30, 2018			September 30, 2017
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$2,391	$5,415	$264	$1,608	$4,426	$263
Research and development	4,293	705	—	2,235	625	—
Sales and marketing	4,560	4	85	3,236	4	86
General and administrative	9,747	963	—	3,624	842	—
Total	$20,991	$7,087	$349	$10,703	$5,897	$349

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME – GUIDANCE
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	December 31, 2018		December 31, 2018
	Low	High	Low	High

GAAP net loss	$(2,719)	$(1,719)	$(6,673)	$(5,673)
Non-GAAP adjustments:
Stock-based compensation	7,527	7,527	28,518	28,518
Intangibles amortization	93	93	442	442
Amortization of discount and issuance costs on convertible senior notes	3,099	3,099	7,881	7,881
Amortization of debt discount and issuance costs	—	—	129	129
Legal and indemnification fees related to settlement	—	—	499	499
Non-cash adjustment on investment	—	—	(352)	(352)
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$8,000	$9,000	$30,444	$31,444
GAAP net loss per share, basic and diluted	$(0.05)	$(0.03)	$(0.12)	$(0.10)
Non-GAAP net income per share:
Basic	$0.13	$0.15	$0.52	$0.54
Diluted	$0.13	$0.14	$0.49	$0.51
Shares used in computing GAAP net loss per share and non-GAAP net income per share:
Basic	59,500	59,500	58,000	58,000
Diluted	63,500	63,500	62,000	62,000

(1)	Non-GAAP adjustments do not have an impact on our income tax provision due to past non-GAAP losses.

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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